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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES


                 The following is a list of the subsidiaries of Hanger Orthopedic Group, Inc. as of December 31, 1995, all of which are wholly-owned except as noted below, and their respective states of incorporation:


                 Albuquerque Prosthetic Center, Inc. - New Mexico
                 Apothecaries, Inc. - Delaware
                 Capital Orthopedics, Inc. - Colorado
                 Columbia Brace Acquisition Corp. - Delaware (80%-owned) DOBI-Symplex, Inc. - Delaware
                 Dorsch Prosthetics & Orthotics, Inc. - New York
                 Greiner & Saur Orthopedics, Inc. - Colorado
                 J.E. Hanger, Inc. - Delaware
                 J.E. Hanger of California, Inc. - Delaware
                 Memphis Orthopedic, Inc. - Delaware
                 Metzgers Orthopaedic Services, Inc. - California
                 Ralph Storrs, Inc. - Delaware
                 Scott Orthopedics, Inc. - Colorado
                 Scott Orthopedics of Northern Colorado, Inc. - Colorado York Prosthetics, Inc. - Delaware
                 Zielke Orthotics & Prosthetics, Inc. - Delaware